UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported): July 25, 2013

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 25, 2013, AutoNation, Inc. (the “Company”) entered into a new employment agreement (the “Jackson Employment Agreement”) with the Company’s Chairman and Chief Executive Officer, Mike Jackson, pursuant to which Mr. Jackson will continue to serve as the Company’s Chairman and Chief Executive Officer until September 24, 2016 (or such earlier date upon which Mr. Jackson’s employment may be terminated in accordance with the terms of the Jackson Employment Agreement). The new agreement is on substantially the same terms and conditions as Mr. Jackson’s prior employment agreement, which was replaced and superseded by the new agreement. A copy of the Jackson Employment Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.
On July 25, 2013, the Company also entered into a new employment agreement (the “Maroone Employment Agreement”) with the Company’s President and Chief Operating Officer, Michael E. Maroone, pursuant to which Mr. Maroone will continue to serve as the Company’s President and Chief Operating Officer until December 31, 2016 (or such earlier date upon which Mr. Maroone’s employment may be terminated in accordance with the terms of the Maroone Employment Agreement). The new agreement is on substantially the same terms and conditions as Mr. Maroone’s prior employment agreement, which was replaced and superseded by the new agreement. A copy of the Maroone Employment Agreement is filed as Exhibit 10.2 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated as of July 25, 2013, by and between AutoNation, Inc. and Michael J. Jackson, Chairman and Chief Executive Officer.

10.2	Employment Agreement, dated as of July 25, 2013, by and between AutoNation, Inc. and Michael E. Maroone, President and Chief Operating Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: July 26, 2013	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Employment Agreement, dated as of July 25, 2013, by and between AutoNation, Inc. and Michael J. Jackson, Chairman and Chief Executive Officer.

10.2	Employment Agreement, dated as of July 25, 2013, by and between AutoNation, Inc. and Michael E. Maroone, President and Chief Operating Officer.